Exhibit 99.1
NYTEX Energy Holdings, Inc. Common Stock Expected
To Begin Trading on OTCQB Stock Market
DALLAS — March 29, 2011 NYTEX Energy Holdings, Inc. (Stock Symbol “NYTE”) (hereafter “NYTEX”) (website: www.nytexenergyholdings.com) today announced that it expects a secondary trading market for its common stock to commence immediately on the OTCQB™ under the trading symbol “NYTE”.
Michael Galvis, President and CEO of NYTEX Energy Holdings, Inc. said, “Today marks a significant milestone for NYTEX Energy Holdings, Inc. We hope that a public trading market for our common stock will significantly increase NYTEX’s market visibility, transparency as a corporation and access to the capital markets necessary to continue executing our mission, which is to become a leader in the oil & gas industry.”
About NYTEX Energy Holdings, Inc.:
Dallas based NYTEX Energy Holdings, Inc. (OTCQB: NYTE), through its main wholly-owned subsidiary, Francis Drilling Fluids, Ltd. (“FDF”) (website: http://www.fdfltd.com), is one of the leading distributors of oil and gas well fracturing proppants and suppliers of drilling fluids in the United States. FDF is a 34 year-old full-service provider of drilling, completion and specialized fluids and specialty additives; technical and environmental support services, industrial cleaning services; equipment rentals; and transportation, handling and storage of fluids and dry products for the oil and gas industry. Headquartered in Crowley, Louisiana, FDF serves oilfield service companies; notably Halliburton, BJ Services, Cudd and Weatherford; major and independent oil companies such as Shell, EnCana, Apache and Chesapeake; and proppant suppliers including St. Gobain, Santrol and CMC Cometals, among over 160 clients, delivering to oilfield operations in thirty-nine states.
About OTCQB:
The OTCQB™ Market is a market tier for OTC-traded companies that are registered and reporting with the Securities and Exchange Commission. For price and volume trading information, investors can visit: http://www.otcmarkets.com/stock/NYTE/quote.
Some of the statements contained in this press release about NYTEX Energy Holdings, Inc. (“NYTEX”) and its management are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including future financial performance of NYTEX, and involve known and unknown risks, uncertainties and other factors that may cause the markets, actual results, and levels of activity, performance or achievements of NYTEX to be materially different from any actual future results, levels of activity, performance or achievements. It is important to note that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results could differ materially from those projected in such forward-looking statements. Risk Factors that could cause actual results to differ materially from those indicated by these forward-looking statements include, but are not limited to: our significant debt, limited and potentially inadequate cash resources; risk and uncertainties associated with the energy markets; including fluctuations in price; disruptions in capital markets affecting fundraising; matters affecting the energy industry generally; lack of availability of oil and gas field goods and services; environmental risks; drilling and production risks; changes in laws or regulations affecting our operations; the ability to successfully attract and retain a broad customer base for current and future products; changes in customer demands or industry standards; success of ongoing product development; maintaining acceptable margins; the ability to control costs; demographic trends; the level of energy funding; the impact of federal, state and local regulatory requirements on the business of the company; the loss of key personnel; the impact of competition; the uncertainty of general economic conditions and financial market performance; drilling and production risks; changes in laws or regulations affecting our operations, as well as other risks described in our 2009 Annual Report and subsequent filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. NYTEX does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.
Contact Info:
NYTEX Energy Holdings, Inc.
Sara Henderson, Investor Relations
(972) 770-4700